UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

QUEPASA CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUEPASA CORPORATION

7550 East Redfield Road Suite A

Scottsdale, Arizona 85260

Telephone: (480) 348-2665

Approximate date of mailing to stockholders:

April 30, 2007

To the Stockholders of Quepasa Corporation:

The Annual Meeting of Stockholders of Quepasa Corporation will be held at 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260 at 8:00 a.m. MST on June 27, 2007, or at any adjournment or postponement thereof, for the following purposes:

1.	Approve an amendment to the Company’s Articles of Incorporation to classify the Board of Directors, which would result in the election of two (2) Class I directors to serve until the 2008 Annual Meeting of Stockholders, three (3) Class II directors to serve until the 2009 Annual Meeting of Stockholders, and two (2) Class III directors to serve until the 2010 Annual Meeting of Stockholders (Proposal 1);

2.	Elect seven (7) directors to serve until the 2008 Annual Meeting of Stockholders if Proposal 1 is not approved; if Proposal 1 is approved, elect two (2) Class I directors to serve until the 2008 Annual Meeting of Stockholders, three (3) Class II directors to serve until the 2009 Annual Meeting of Stockholders, and two (2) Class III directors to serve until the 2010 Annual Meeting of Stockholders (Proposal 2);

3.	Approve the 2006 Stock Incentive Plan; and

4.	To transact such other business that may properly come before the meeting.

Each outstanding share of Quepasa common stock entitles the holder of record at the close of business on April 27, 2007, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of common stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our Proxy Statement and our 2006 Annual Report to Stockholders, which includes certified financial statements. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 7:00 a.m. Complimentary parking is available at our offices. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Sincerely,

Robert B. Stearns
Chairman of the Board and Chief Executive Officer

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy card will save the company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your Proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option. Your vote is important, so please act today!

QUEPASA CORPORATION

7550 East Redfield Road Suite A

Scottsdale, Arizona 85260

Telephone: (480) 348-2665

PROXY STATEMENT

i

APPENDIX A	A-1

APPENDIX B	B-1

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 27, 2007

General Information

This Proxy Statement contains information related to the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of Quepasa Corporation (“Quepasa” or the “Company”) to be held on June 27, 2007, at 8:00 a.m. MST, at our headquarters located at 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF Quepasa. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 30, 2007.

Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

Stockholders Entitled to Vote

The close of business on April 27, 2007 has been fixed by the Board of Directors as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding [                    ] shares of common stock of the Company. Each share of the Company’s common stock entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

Who May Attend the Meeting

If you are a stockholder of record, which means you hold your shares in your name, you may attend the meeting. If you own shares in the name of a bank, broker, or other holder of record, you will need to ask your broker or bank for a copy of the proxy they received from us to attend the meeting.

How do I vote?

You may vote in person or by a validly designated proxy, or, if you or your proxy will not be attending the meeting, you may vote in one of three ways:

1.	Vote by internet. The website address for internet voting is on your proxy card. Internet voting is available 24 hours a day;

2.	Vote by telephone. The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day; or

3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

If you vote by telephone or internet, DO NOT mail your proxy card.

Is my vote confidential?

Yes, your vote is confidential. Only the following persons have access to your vote: election inspectors; individuals who help with processing and counting your votes; and persons who need access for legal reasons. If you write comments on your proxy card, your comments will be provided to the Company, but how you vote will remain confidential.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares, as of the record date, are represented in person or by proxy. Shares owned by the Company are not considered outstanding or to be present at the meeting. Shares that are entitled to vote but that are not voted at the direction of the beneficial owner (called abstentions) and votes withheld by brokers in the absence of instructions from beneficial owners (called broker non-votes) will be counted for the purpose of determining whether there is a quorum for the transaction of business at the meeting.

PROPOSAL 1: AMENDMENT TO THE ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS

The Board of Directors has adopted a resolution, subject to the requisite approval of the Company’s stockholders, to amend the Company’s Articles of Incorporation (“Articles”) to classify the Company’s Board of Directors and to provide for a staggered election by the stockholders of the directors. The text of the proposed amendment to the Articles is attached to this proxy statement as Appendix A. Under the Company’s Articles and pursuant to Nevada law, the proposed amendment to the Articles will require the affirmative vote of a majority of the holders of the total voting power of all outstanding shares of voting stock of the Company.

Reasons for Proposed Amendment

In considering the proposal, the Board of Directors considered arguments for classifying the Board structure, including:

•

A classified board provides for continuity and experience in the management of the unique demands of a company and enhances a company’s ability to engage in long-term strategic planning because a majority of directors will have prior experience as directors of the company and the stability of multi-year terms;

•

A classified board may enhance stockholder value by motivating a would-be-acquiror to initiate arms-length negotiations because the would-be-acquiror could not replace the entire board in a single election; and

•

A classified board structure helps to strengthen director independence by lessening the impact of outside influences, including the threat that a director who refuses to act in conformity with the wishes of management (or other directors) will not be re-nominated for office.

The Board of Directors also considered several arguments against classifying the Board structure, including:

•

Because director elections are the primary means by which the stockholders can affect corporate management, a classified board structure means that stockholders are unable to evaluate and elect directors on an annual basis, which may diminish stockholder influence over company policy;

•

A classified board structure may negatively affect stockholder value by discouraging takeover proposals and proxy contests because a classified board structure denies stockholders the opportunity to vote for all directors at the same time; and

•	Stockholders may perceive classified boards as being self-serving.

After weighing all of these considerations, the Board of Directors determined that it was in the best interests of the Company and its stockholders to approve this proposal to amend the Articles to classify the Board structure and provide for the staggered election of all directors.

Effect of the Voting Outcome

If Proposal 1 is approved, the proposed amendment to the Articles must be filed with the Nevada Secretary of State, at which time the amendment will become effective. If Proposal 1 is approved, the staggered election of directors will begin with the 2007 Annual Meeting and two (2) directors in Class I, three (3) directors in Class II, and two (2) directors in Class III will stand for re-election at the 2007 Annual Meeting for three-year terms pursuant to Proposal 2 (discussed below).

If Proposal 1 is not approved, then all of the directors on the Board of Directors will continue to be elected annually and will stand for re-election.

If a quorum is present, approval of Proposal 1 requires the affirmative vote of the stockholders present in person or by proxy at the 2007 Annual Meeting and holding at least a majority of the total voting power of all outstanding shares of the Company’s voting stock. If you execute and return a proxy, but do not specify how to vote the shares represented by your proxy, the persons named as proxies will vote “FOR” the proposed amendment to the Articles. In determining whether Proposal 1 has received the requisite number of affirmative votes, abstentions and broker non-votes will count for quorum purposes, and will have the same effect as votes against Proposal 1.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1 TO AMEND THE ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS.

PROPOSAL 2: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect seven (7) directors. Cumulative voting is not permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as our nominees for directors. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors may recommend.

Who will be elected at the Annual Meeting?

The Board of Directors currently consists of seven (7) members. Prior to the adoption of the amendment described in Proposal 1 (discussed above), the Company’s Articles provided for the annual election of all directors.

If the stockholders approve the amendment to the Articles to classify the Board of Directors, as discussed under Proposal 1 above, all of the current directors will stand for re-election at the 2007 Annual Meeting; provided that the directors first elected to Class I shall serve for a term ending at the 2008 Annual Meeting of Stockholders, the directors first elected to Class II shall serve for a term ending at the 2009 Annual Meeting of Stockholders, and the directors first elected to Class III shall serve for a term ending at the 2010 Annual Meeting of Stockholders. If Proposal 1 is approved, the person named in the enclosed proxy will vote to elect all of the nominees as directors for terms ending at the 2008, 2009, and 2010 Annual Meeting of the Stockholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the seven (7) nominees becomes unavailable to serve prior to the date of the 2007 Annual Meeting, the persons named as proxy holders will vote those shares for the election of such other person(s) as the Board of Directors may recommend.

If the stockholders do not approve the proposed amendment to the Articles to classify the Board of Directors as discussed under Proposal 1 above, then the term of office for all of the current directors will expire at the 2007 Annual Meeting. In that event, the stockholders will be asked to elect the seven (7) directors this year to serve as members of the Board of Directors until the 2008 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If Proposal 1 is not approved, the persons named in the enclosed proxy will vote to elect the seven (7) nominees as directors for terms ending at the 2008 Annual Meeting of Stockholders unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person.

Who are the current nominees if Proposal 1 is approved?

If the stockholders approve the amendment to the Articles to classify the Board of Directors, the seven (7) nominees for election as directors are set forth on the table below:

INFORMATION ABOUT OUR OFFICERS, DIRECTORS, AND NOMINEES

The following table sets forth information regarding our officers, directors, and nominees for director. Currently, all of the directors of our Board serve one-year terms and are elected annually at the Annual Meeting of Stockholders.

Name	Age	Position
Robert B. Stearns(1)	54	Chief Executive Officer and Chairman of the Board

Charles B. Mathews	43	Chief Financial Officer, Executive Vice President, and Corporate Secretary

Douglas Gray	43	Chief Technology Officer

Alonso Ancira	54	Director

Malcolm Jozoff	57	Director

Michael D. Matte	47	Director

Jeffrey S. Peterson	34	Director

Lionel Sosa	57	Director

Dr. Jill Syverson-Stork	53	Director

(1)	Information about Mr. Stearns can be found below under the section “Board of Directors and Corporate Governance – Nominees.”

Charles B. Mathews has been our Chief Financial Officer since March 2004. From January 2000 until March 2004, Mr. Mathews was the managing member of Mathews & Mann, LLC, an accounting and business consulting firm located in Phoenix, Arizona. Mr. Mathews, a Certified Public Accountant, has a B.A. in Business Administration from Alaska Pacific University, and an M.B.A. from Arizona State University.

Douglas A. Gray has been our Chief Technology Officer since January 2007. From October 2006 to January 2007, Mr. Gray has provided technology related consulting services. From September 2005 to October 2006, Mr. Gray served as interim Executive Vice President of Operations for Trio Industries, a building materials manufacturing company. From April 2005 to September 2005, Mr. Gray provided investment banking related consulting services. From January 2003 to April 2005, Mr. Gray held senior level positions with Network Associates and BMC Software, Inc., a software manufacturing company. Mr. Gray has a B.S in Mathematical Sciences from Loyola College, an M.S. in Operations Research from Georgia Institute of Technology’s School of Industrial & Systems Engineering and an M.B.A. from Southern Methodist University’s Cox School of Business.

The present term of office for the officers named above will generally expire on the earliest of their retirement, resignation or removal. There is no family relationship among any such officers.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

NOMINEES

CLASS I — TERM EXPIRES AT THE 2008 ANNUAL MEETING

LIONEL SOSA	Director since January 2007

Mr. Sosa has served as Chief Executive Officer of MATT, Inc., a non-profit organization focused on encouraging bicultural relations between Mexicans and Americans, from 2006 to the present. From July 1999 to 2006, Mr. Sosa operated Lionel and Katherine Sosa, Inc., an advertising and consulting company. Currently, Mr. Sosa serves on the Board of Directors of the Public Broadcasting Service (“PBS”), and serves on Eastman Kodak’s External Diversity Advisory Panel.

DR. JILL SYVERSON-STORK	Director since January 2007

Dr. Syverson-Stork has been a member of the Spanish Department at Wellesley College, from September 1989 to the present, and is the Coordinator of Intermediate Spanish and the Director of the Spanish Language House and Cultural Center. Dr. Syverson-Stork has a B.A. in Hispanic Studies from Smith College and a Masters and a Ph.D. in Romance Languages from Harvard University.

CLASS II — TERM EXPIRES AT THE 2009 ANNUAL MEETING OF STOCKHOLDERS

MALCOLM JOZOFF	Director since January 2007

Mr. Jozoff has served as a corporate advisor to Otsuka Pharmaceutical Co., Ltd., a pharmaceutical and consumer health products company, based in Tokyo, Japan since February 2004. From July 1996 to August 2000, Mr. Jozoff was Chairman of the Board of Directors and President and Chief Executive Officer of The Dial Corporation, which markets Dial soaps, Purex laundry detergents, Renuzit air fresheners, and Armour Star canned meats. From 1993 to 1995, Mr. Jozoff was Chief Executive Officer of Lenox, Inc., a division of Brown-Forman, Inc., which markets fine consumer durable products such as Lenox china and crystal, Gorham silver, Dansk home furnishings, and Hartmann luggage. From 1967 to 1991, Mr. Jozoff was employed by the Procter & Gamble Company, where he served in various executive positions. Mr. Jozoff has a B.A. from Columbia University and is a retired Captain of the U.S. Air Force. In addition to chairing The Dial Corporation Board of Directors, Mr. Jozoff has been a director of Columbia Energy Group, Inc., Chemtrack, Inc., and several industry associations.

MICHAEL D. MATTE	Director since July 2006

Mr. Matte served as Chief Financial Officer of Cyberguard Corporation from February 2001 to April 2006. Prior to joining Cybergard Corporation, Mr. Matte was a Senior Audit Manager from 1981 to 1992 for Price Waterhouse. Mr. Matte is a Certified Public Accountant and has a B.S. in Accounting from Florida State University.

JEFFREY S. PETERSON	Director since March 2002

Mr. Peterson is our founder and has been a director since March 2002. From March 2006 to November 2006, Mr. Peterson served as our Chief Technical Officer. From April 2002 to March 2006, Mr. Peterson served as our Chairman of the Board of Directors. During that time, from July 2005 to March 2006 and from April 2002 to March 2005, Mr. Peterson also served as our Chief Executive Officer. Prior to that time, Mr. Peterson served in various roles with the Company, after founding the Company in 1997 as our President. From May 1998 to June 1999, Mr. Peterson served as our Chairman and Chief Executive Officer. From July 1997 to May 1998, Mr. Peterson served as our Chief Technical Officer.

CLASS III — TERM EXPIRES AT THE 2010 ANNUAL MEETING

ROBERT B. STEARNS	Director since March 2006

Mr. Stearns has been our Chairman and Chief Executive Officer since March 2006. From January 2002 to March 2006, Mr. Stearns was President of Progo Communications, LLC, a communications company that provided presentations and business development tools to enterprises. From May 2000 to January 2002, Mr. Stearns served as President and Chief Operating Officer of Vascular Genetics, Inc., a development company for gene therapy related to heart conditions. From July 1998 to October 1999, Mr. Stearns served as Executive Vice President and Chief Financial Officer of Pacificare Health Systems, Inc. a leading health insurance provider. Mr. Stearns has an A.B. in Government from Harvard University, an M.B.A. from University of Chicago Graduate School of Business, and a J.D. from DePaul University College of Law.

ALONSO ANCIRA	Director since November 2006

Mr. Alonso Ancira has served as Chairman of the Board of Altos Hornos de México, S.A.B. de C.V. (“AHMSA”), one of Mexico’s most prestigious industrial consortiums since April 2004, and of Mexicans & Americans Trading Together, Inc. (“MATT Inc.”), a wholly owned subsidiary of AHMSA. From 1991 to April 2004, Mr. Ancira was Executive Vice-Chairman and Chief Executive Officer of AHMSA. He is currently President of Mexico’s Chamber of Iron and Steel, a position he had from 1993 to 1995, and again from 2003 to 2004. Recently Mr. Ancira was elected for a new term, from 2006 to 2007. Mr. Ancira has a law degree from the University of Anáhuac in Mexico City and has completed and facilitated many professional seminars, including the Academy of International Commerce Arbitration.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINATED SLATE OF DIRECTORS

Which directors will be nominated if Proposal 1 is not approved?

If the stockholders do not approve Proposal 1 to classify the Board of Directors, then all directors will stand for reelection; the nominees for election as directors (term expiring at the 2008 Annual Meeting) are: Robert B. Stearns, Alonso Ancira, Malcom Jozoff, Michael Matte, Jeffrey S. Peterson, Lionel Sosa, Dr. Jill Syverson-Stork (see biographical information above).

PROPOSAL 3: APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

General

Equity-based long-term compensation is an important element of our compensation program. In the past few years, grants of long-term equity incentive awards to eligible individuals have been made under our 1998 Stock Option Plan (the “1998 Plan”), as amended, which was adopted on April 26, 1999. In September 2006, the Board approved the 2006 Stock Incentive Plan (the “2006 Plan”), subject to stockholder approval at the 2007 Annual Meeting. If stockholder approval is obtained, the 2006 Plan will become effective on the date of Board approval (the “Effective Date”).

The 2006 Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance shares, and stock to eligible individuals.

The Board believes that the 2006 Plan will promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company’s stockholders. The Board also believes that the 2006 Plan will strengthen the Company’s ability to motivate, attract, and retain those individuals upon whom the Company’s success is largely dependent.

A summary of the 2006 Plan’s key provisions is set forth below. This summary is qualified by reference to the full text of the 2006 Plan, which is attached as Appendix B to this Proxy Statement.

Stockholder Protections

The 2006 Plan contains the following features, among others, designed to protect stockholders from certain perceived abuses:

•	all options and stock appreciation rights (“SARs”) are required to be issued at a price that is not less than the underlying stock’s fair market value as of the date of grant;

•	neither the Board nor any committee of the Board may reprice awards or amend the 2006 Plan to permit a repricing without stockholder approval;

•

the exercise of a stock-settled SAR or a net-cashless exercise of an option must reduce the number of shares available to be issued under the 2006 Plan by the entire number of shares subject to that SAR or option, even though a smaller number of shares will be issued upon such an exercise; and

•	shares tendered to pay the exercise price of an option or to satisfy a tax withholding obligation arising in connection with an award will not be available for grant under the 2006 Plan.

Shares Currently Available Under the 1998 Plan

As of March 31, 2007, 1,162,875 shares had been issued, and 1,195,200 shares had been reserved for issuance (which together represent less than 13.6% of our total shares outstanding on a fully diluted basis) pursuant to the exercise of equity awards previously granted to our employees or directors under our existing stock incentive plans. As a result, we only have 3,641,925 shares available for issuance pursuant to the exercise of equity awards to be granted under our existing plans, representing 21.1% of our total shares outstanding on a fully diluted basis, including such potential awards. In the past two fiscal years, we granted awards to receive 820,200 shares and 950,000 shares, respectively, representing 7.0% and 21.1%, respectively, of our total shares outstanding on a fully diluted basis as of the end of each respective fiscal year. We believe that these grant levels are within guidelines prescribed by shareholder organizations, and are within the median range of grants for companies in our industry group. In order to maintain an equity award program adequate to retain existing key employees, induce new hires to join us, and (in the event of acquisitions) align the interests of new employee groups with our existing employees and stockholders, we need the additional shares represented by the 2006 Plan to be available for grant to employees and directors.

Administration

The Board or a committee of the Board, consisting of at least two directors, each of whom qualifies as a “non-employee director” as defined in Rule 16b-3(b)(3) of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), will have the exclusive authority to administer the 2006 Plan. The Board or the committee will have the power to determine eligibility to receive an award, the amount and type of award, and the terms and conditions of any award. The Board or Committee may delegate some or all of its authority under the 2006 Plan to the Company’s Chief Executive Officer, subject to limitations as determined by the Board or the Committee. The Board or Committee may revoke this delegation at any time.

Eligibility

Persons eligible to participate in the 2006 Plan include present and future employees and Board members of, and consultants and advisors to, the Company and its subsidiaries, as determined by the committee (or the Board). Awards made to a prospective member of the Board, employee, officer, consultant, or advisor must specifically provide that no portion of the award will vest, become exercisable, or be issued prior to the date on which the individual begins providing services to the Company or its subsidiaries.

Limitation on Awards and Shares Available

The 2006 Plan authorizes the issuance of up to 500,000 shares, plus (i) the number of shares of stock available for grant pursuant to the 1998 Plan, as amended, as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plan and that either terminate, expire, or lapse for any reason after the Effective Date. Notwithstanding the above, the maximum number of shares of stock that may be awarded as Incentive Stock Options under the Plan is three million. The number of shares reserved for grant pursuant to the 2006 Plan is subject to adjustment in the event of any merger, consolidation, liquidation, issuance of rights or warrants to purchase securities, recapitalization, reclassification, stock dividend, spin-off, split-off, stock split, reverse stock split, or other distribution with respect to the shares of stock, or any similar corporate transaction or event in respect of the stock.

The exercise of a stock-settled SAR or net-cashless exercise of an option (or a portion thereof) will reduce the number of shares of stock available for issuance under the 2006 Plan by the entire number of shares of stock subject to that SAR or option (or applicable portion thereof), even though a smaller number of shares of stock will be issued upon such an exercise. Also, shares of stock tendered to pay the exercise price of an option or tendered or withheld to satisfy a tax withholding obligation arising in connection with an award will not become available for grant or sale under the 2006 Plan. The Board or committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of stock that are available for awards under the 2006 Plan.

No more than 200,000 shares of stock may be granted to any one participant during a calendar year. The maximum performance-based award payable to any one participant during a performance period is 200,000 shares of stock or the cash equivalent. As of April     , 2007, the closing price of our stock on NASDAQ was $            per share.

Awards

The following types of incentive awards may be granted under the 2006 Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, performance shares, performance-based shares, and stock.

Stock options. The Board or committee may grant incentive stock options and nonqualified stock options under the 2006 Plan. Incentive stock options may be granted only to participants who are employees. The exercise price of all stock options must be at least 100% of the fair market value of the stock on the date that the option is granted. Stock options may be exercised as determined by the committee provided that the term of any option granted under the 2006 Plan may not exceed ten years. The Board or committee will determine the methods by which the exercise price of an option may be paid and the methods by which shares of stock may be delivered to participants. The Board or committee may not reprice options previously granted under the 2006 Plan.

Stock appreciation rights. The Board or committee may grant SARs under the 2006 Plan. A SAR entitles the participant to receive the appreciation on one share of stock from the date of grant to the date of exercise of the SAR. Appreciation is calculated as the excess of (i) the fair market value on the date of exercise over (ii) the base value of the SAR, as determined by the Board or committee, which may not be less than the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the Board or committee at the time of the grant.

Restricted stock. The Board or committee may grant restricted stock under the 2006 Plan. A restricted stock award gives the participant the right to receive a specified number of shares of stock at a price determined by the committee (including zero). Restrictions may limit transferability and subject the stock to a substantial risk of forfeiture until specific conditions or goals are met. During the restriction period, if permitted by the Board or committee, participants holding shares of restricted stock may be entitled to full voting and dividend rights with respect to the restricted shares. The restrictions will lapse in accordance with a schedule or other conditions as determined by the Board or committee. As a general rule, if a participant terminates employment when the stock is subject to restrictions, the participant forfeits the unvested restricted stock. The Board or committee may, in its discretion, waive the restrictions in whole or in part.

Performance share awards. The Board or committee may grant performance share awards under the 2006 Plan. A performance share award gives the participant the right to receive stock if certain performance criteria or goals are satisfied. Performance may be measured on a specific date or dates or over any period or periods as determined by the Board or committee.

Stock grants. The Board or committee may grant stock awards under the 2006 Plan. A stock grant award gives the participant the right to receive, or the right to purchase at a predetermined price, shares of stock free from vesting restrictions. A stock grant award may be granted or sold as consideration for past services, other consideration, or in lieu of cash compensation due to any participant.

Performance-based awards. Under the 2006 Plan, restricted stock and performance shares may be designated as performance-based awards. Performance-based pay awards are not subject to the $1,000,000 limitation on deductible compensation pursuant to Section 162(m) of the Code. Performance-based awards are subject to additional requirements, some of which are described below, which are required in order to be treated as “performance-based compensation” under Section 162(m) of the Code. The deductibility of these awards is preserved for federal income tax purposes. Because Section 162(m) of the Code only applies to “covered employees,” as defined in Section 162(m), only covered employees will receive awards that will be classified as performance-based awards.

Pre-established performance criteria must be met before a participant is eligible to receive payment for a performance-based award. Pre-established performance criteria must be based on one or more of the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes (“EBIT”), earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization (“EBITDA”), revenue growth, operating income, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee has discretion to select the length of the performance period, the type of performance-based awards, and the criteria or goals used to measure the performance.

The performance criteria and other related aspects of the 2006 Plan will be subject to stockholder approval again in 2011 if (as is currently the case) stockholder approval is then required to maintain the tax-deductible nature of performance-based compensation under the 2006 Plan.

Amendment and Termination

The compensation committee, with the Board’s approval, may terminate, amend, or modify the 2006 Plan at any time, except where stockholder approval for an amendment is required by applicable law, regulation, or stock exchange rule. The 2006 Plan may not be amended to (i) permit a repricing, (ii) increase the number of shares available, (iii) permit the Board or committee to grant options with an exercise price below fair market value, or (iv) permit the Board or committee to extend the exercise period for an option beyond 10 years from the date of grant without stockholder approval. As a general rule, the compensation committee cannot terminate, amend or modify the 2006 Plan in a way that has a material adverse effect on any participant’s outstanding award without the participant’s consent.

The 2006 Plan will terminate on the tenth anniversary of the Effective Date. In no event may an award be granted under the 2006 Plan on or after the tenth anniversary of the Effective Date. Awards outstanding on the termination date will not be affected by the termination.

Federal Income Tax Consequences

The following is a summary of the principal federal income tax consequences of the 2006 Plan. State, local, and foreign income taxes may also be applicable.

With the exception of a stock grant, a participant will not recognize taxable income at the time of grant.

Upon exercise of a nonqualified stock option, the lapse of restrictions on restricted stock, or upon the payment of SARs, stock grants, or performance shares, the participant will recognize ordinary taxable income in an amount equal to the difference between the amount paid for the award, if any, and the fair market value of the stock or amount received on the date of exercise, lapse of restriction, or payment. The Company will be entitled to a concurrent deduction equal to the ordinary income recognized by the participant.

A participant who is granted an incentive stock option will not recognize taxable income at the time of exercise. However, the excess of the stock’s fair market value over the option price could be subject to the alternative minimum tax (assuming the stock received is not subject to a risk of forfeiture and is not transferable). If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the sales price and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will not meet the requirements of the Code and the tax consequences generally described for nonqualified stock options will apply.

Congress recently enacted Section 409A of the Code, which dramatically changes the tax rules for deferred compensation arrangements. Among other things, Section 409A expands the definition of deferred compensation arrangements to include, for example, below market option grants, certain SARs, and performance shares. Upon a violation of Section 409A, a participant must include in ordinary income all deferred compensation required to be aggregated, pay interest from the date of the deferral, and pay an additional 20% tax. The 2006 Plan prohibits the committee from taking any action with respect to the operation of the 2006 Plan that would violate Section 409A. Any award agreement subject to Section 409A will include provisions necessary for compliance as determined by the committee. The Company intends that awards granted under the 2006 Plan will comply with the requirements of Section 409A and intends to administer and interpret the 2006 Plan in such a manner.

Change-of-Control

If a change-of-control occurs, all outstanding awards will become vested and fully exercisable and all restrictions on outstanding awards will lapse.

New Plan Benefits

Benefits under the 2006 Plan will depend on the compensation committee’s actions and the fair market value of common stock at various future dates. Consequently, it is not possible to determine the future benefits that will be received by 2006 Plan participants. Set forth below is a table that shows all equity awards made under the 2006 Plan, which are subject to stockholder approval for fiscal year 2006. The same awards would have been made if the proposed amendments were in effect.

Name(2)	Incentive Stock Options	Non-Qualified Stock Options(1)	Stock Appreciation Rights	Restricted Stock	Performance Shares	Performance Based Awards
Robert B. Stearns		0
Chairman and Chief Executive Officer
Charles B. Mathews		30,000
Chief Financial Officer, Executive Vice President, and Corporate Secretary
Douglas Gray		100,000
Chief Technology Officer

Total Current Executive Officers		130,000

Total Nonemployee Directors		22,500

Non-Executive Officer Employee Group		192,000

(1)	Grants of Non-Qualified Stock Options made pursuant to the terms of the 2006 Plan are subject to stockholder approval of the plan.

Vote Required

Adoption of the 2006 Plan requires approval by holders of a majority of the outstanding shares of Company stock who are present, or represented, and entitled to vote thereon, at the 2007 Annual Meeting, provided the total votes cast with respect to this proposal represents over fifty percent (50%) of the shares of common stock entitled to vote on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE

2006 STOCK INCENTIVE PLAN.

CORPORATE GOVERNANCE MATTERS

Our Board of Directors consists of seven (7) members. Our Board of Directors has determined that four (4) directors, Dr. Syverson-Stork and Messrs. Matte, Ancira, and Jozoff are independent under the standards specified by the Commission and applicable NASDAQ Marketplace Rules.

Our Board of Directors has adopted charters for all of its committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted a Code of Conduct and Ethics. We post on our corporate website at www.quepasacorp.com: the charters of our Audit, Compensation, and Corporate Governance and Nominating committees; our Code of Conduct and Ethics, and any amendments or waivers thereto; the recently adopted Statement of Policy on Related Party Transactions (the “Related Party Transactions Policy”), and any other corporate governance materials contemplated by the Commission or NASDAQ regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

On January 19, 2007, we were advised by the NASDAQ Stock Market that we were not fully compliant with NASDAQ Marketplace Rule 4350 because Mr. Sosa: (i) whom we previously had determined was an independent director as defined in Marketplace Rule 4200; and (ii) who was a member of our Compensation Committee, Audit Committee, and Corporate Governance and Nominating Committee, had received a $300,000 payment from us on December 28, 2006, as reported in our Current Report on Form 8-K, filed on December 19, 2006. On January 20, 2007, at our regularly scheduled meeting of the Board of Directors, Mr. Sosa resigned from each of his Board committee positions and the Board appointed a new independent director, Malcolm Jozoff, to the Board. Mr. Jozoff serves as a member of the Audit Committee and Standards Committee and as the Chairman of the Compensation Committee.

On January 22, 2007, we notified the NASDAQ Stock Market that: (i) Mr. Sosa had resigned from the Board committees that he served on; (ii) Mr. Jozoff had been elected to the Board and appointed to the Standards Committee and Audit Committee and the new Chairman of the Compensation Committee; and (iii) no Board or committee actions occurred during our noncompliance period. As a result, we were once again in full compliance with NASDAQ Marketplace Rules with regard to the composition of our Board committees.

On January 29, 2007, management adopted the Related Party Transactions Policy. The Related Party Transactions Policy applies to certain transactions between the Company on the one hand and a “Related Party” on the other hand. A Related Party is defined to include (i) an executive officer, director, or director nominee of the Company, (ii) a shareholder owning in excess of five percent of the Company, (iii) a person who is an immediate family member of a Company executive officer, director, or director nominee, (iv) an entity which is owned or controlled by any of the foregoing, or an entity in which any of the foregoing is an officer or has a substantial ownership interest (10% ownership is a “substantial ownership interest” for purposes of the Related Party Transactions Policy) and (v) any transactions required to be disclosed under Item 404 of Regulation S-B promulgated by the Commission.

Under the Related Party Transaction Policy, management must present to the Corporate Governance and Nominating Committee any such related party transactions that it is proposing to enter into. The Related Party Transactions Policy requires that any such transaction must be on terms comparable to those obtainable in arm’s length dealing with unrelated third parties, and must be approved by the Corporate Governance and Nominating Committee. Under the terms of the Related Party Transactions Policy, the Company must include disclosure of such transactions in its applicable filings made with the Commission.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of our Company and the audits of our financial statements. The Audit Committee provides assistance to our Board of Directors with respect to its oversight of (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accountant’s qualifications and independence, and (d) the performance of our independent registered public accountants. The primary responsibilities of the Audit Committee are set forth in its charter, which is reviewed annually, and includes various matters with respect to the oversight of our Company’s accounting and financial reporting process and audits of the financial statements of our Company on behalf of our Board of Directors. The Audit Committee also selects the independent registered public accountants to conduct the annual audit of the financial statements of our Company; reviews the proposed scope of such audit, reviews accounting and financial controls of our Company with the independent registered public accountants and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates. The Audit Committee currently consists of Dr. Syverson-Stork and Messrs. Matte and Jozoff.

The Audit Committee operates under a written Audit Committee Charter established by the Board. This charter is available on our website at www.quepasacorp.com and we will provide a printed copy to any stockholder upon request. The Board has determined that each of the members of the Audit Committee is independent within the meaning of commission rules and Rule 4200(a)(15) of the NASDAQ Marketplace Rules. Mr. Matte is the Chairman of the Audit Committee and has been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with commission rules and similar financial sophistication rules under the NASDAQ Marketplace Rules. The report of the Audit Committee is included herein on page 10.

Compensation Committee

The purpose and responsibilities of the Compensation Committee include reviewing and recommending the approval to the Board of Directors of the compensation of our executive officers, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans. The Compensation Committee currently consists of Dr. Syverson-Stork and Mr. Jozoff. Mr. Jozoff is our Compensation Committee Chairman.

In addition, the Compensation Committee has delegated to Mr. Stearns, the Company’s Chief Executive Officer and Chairman of the Board, the authority to grant, subject to stockholder approval of the 2006 Plan, up to 200,000 options to purchase the Company’s common stock to individuals who are not subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. Any grants made by Mr. Stearns must have a vesting schedule of at least two (2) years and must be made in accordance with the other terms of the 2006 Plan. The authority delegated to Mr. Stearns lasts until six months from grant and may be amended or revoked by the Board at any time.

The Compensation Committee operates under a written Compensation Committee Charter established by the Board. This charter is available on our website at www.quepasacorp.com and we will provide a printed copy to any stockholder upon request.

Corporate Governance and Nominating Committee.

The purpose and responsibilities of the Corporate Governance and Nominating Committee include the identification of individuals qualified to become Board members, the selection or recommendation to the Board of Directors of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board of Directors, and the oversight of the evaluations of the Board of Directors and management. The Corporate Governance and Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our Company’s secretary at the address listed herein. The Corporate Governance and Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. The Corporate Governance and Nominating Committee currently consists of Dr. Syverson-Stork and Mr. Matte. Mr. Matte serves as the Chairman of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee operates under a written Corporate Governance and Nominating Committee Charter established by the Board. This charter is available on our website at http://www.quepasacorp.com and we will provide a printed copy to any stockholder upon request.

Standards Committee.

The purpose and responsibilities of the Standards Committee include assisting our Board of Directors in periodically reviewing our website, Quepasa.com, for appropriate website content and decorum. The Standards Committee currently consists of Dr. Jill Syverson-Stork and Messrs. Stearns, Peterson and Jozoff. Dr. Syverson-Stork is our Standards Committee Chairman.

Communications with the Board

Although we do not have a formal policy regarding communications with the Board, stockholders may communicate with the Board by writing to us at Quepasa Corporation, Attention: Charles B. Mathews, 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260, or by visiting the Company’s website at www.quepasacorp.com. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

During the last fiscal year, all Board members attended more than 75% of the total meetings of the Board and committees on which they serve.

EXECUTIVE COMPENSATION

[TO BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT]

DIRECTOR COMPENSATION

[TO BE INCLUDED IN THE DEFINITIVE PROXY STATEMENT]

Stock Incentive Plans

In April 1999 our stockholders adopted the 1998 Plan, as amended which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of 6,000,000 shares of common stock, consisting of both “incentive stock options” within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the “Code”) and “non-qualified” options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants, and others, as well as to employees.

The 1998 Plan is administered by our Compensation Committee, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

The per share exercise price of the common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock is eligible to receive any incentive stock options under the 1998 Plan unless the exercise price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

Options under the 1998 Plan must be granted within ten years from the effective date. The incentive stock options granted under the 1998 Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stock- holders are limited to five year terms. All options granted under the 1998 Plan provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee become available once again for issuance.

On September 19, 2006, the Board of Directors approved, subject to stockholder approval, the 2006 Plan. Under the terms of this plan, we may issue 3,700,000 shares of our common stock plus an additional number of shares of our common stock equal to the number of shares previously granted under our 1998 Plan that either terminate, expire, or lapse after the date of the Board of Director’s approval of the 2006 Plan. Assuming stockholder approval of the 2006 Stock Incentive Plan, no new awards will be available for issuance under the 1998 Plan. Pursuant to the terms of the 2006 Plan, eligible individuals may be granted incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, or stock grant awards. The 2006 Plan is designed to promote the success and enhance the value of our Company by linking the personal interests of the members of the Board of Directors, employees, officers, executives, consultants and advisors to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the amount of Quepasa common stock owned by the Company’s directors, nominees, Messrs. Stearns, Mathews and Peterson, which officers are the Company’s named executive officers pursuant to the SEC rules (the “Named Executive Officers”), and those persons who beneficially own more than 5% of the Company’s common stock. Unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned.

The address of listed stockholders not otherwise set forth below is 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260. Unless otherwise indicated, all information is as of April 27, 2007, the record date for the Annual Meeting.

Name(2)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
Robert B. Stearns	573,333	4.7%
Charles B. Mathews	331,000	2.7%
Douglas A. Gray	100,000.8%
Malcolm Jozoff	11,875.1%
Michael D. Matte	12,500.1%
Jeffrey S. Peterson	1,004,860	8.2%
Lionel Sosa	16,888.1%
Dr. Jill Syverson-Stork	4,375	* %
Alonso Ancira	2,500	* %
Richard L. Scott(4)	1,333,333	10.9%
F. Stephan Allen(5)	1,500,000	12.2%
Mexicans & Americans Trading Together, Inc.(6)	3,000,000	24.5%
All officers and directors as a group (eight persons)	2,057,331	16.8%

(1)	Includes shares that could be purchased by the exercise of options available at March 31, 2007 or within 60 days thereof under the Company’s equity incentive plans.
(2)	Includes shares granted, subject to shareholder approval, under the 2006 Plan as of March 31, 2007, as follows: Mr. Mathews: 30,000; Mr. Gray: 100,000; Mr. Jozoff: 1,875; Mr. Matte: 7,500; Mr. Peterson: 2,500; Mr Ancira: 2,500 and Dr. Syverson-Stork: 4,375.
(3)	Percent of class for each person and all officers and directors as a group is based on 12,230,761 shares of common stock outstanding on March 31, 2007 and includes shares subject to options held by the individual or the group as applicable, which are exercisable within 60 days thereof.
(4)	700 11th St. South, Suite 101, Naples, FL 34102. Includes (a) 166,887 shares of common stock held by the Richard L. Scott Revocable Trust; (b) 166,446 shares of common stock held by Richard L. and Annette Scott Family Partnership; and (b) 1,000,000 shares of common stock issuable upon exercise of a warrant held by the Richard L. Scott Revocable Trust. Richard L. Scott has sole voting and dispositive power over the shares of common stock and the warrants held by the: (a) Richard L. Scott Revocable Trust; and (b) Richard L. and Annette Scott Family Partnership.
(5)	2100 S. Utica, Suite 305, Tulsa, OK 74114. Includes (a) 500,000 shares of common stock; and (b) 1,000,000 shares of common stock issuable upon exercise of a warrant.
(6)	The address for MATT, Inc. is 7550 IH 10 W., Suite 630, San Antonio, TX 78229. Includes (a) 1,000,000 shares of common stock; and (b) 2,000,000 shares of common stock issuable upon the exercise of warrants.
*	Less than .1%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and Directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received during the year ended December 31, 2006, we believe that, during such year our executive officers, Directors and ten-percent stockholders complied with all such filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 17, 2006, we entered into a Securities Purchase Agreement with Mexicans & Americans Trading Together, Inc. (“MATT Inc.”) pursuant to which we issued 1,000,000 shares of our common stock to MATT Inc. at a purchase price of $10.00 per share (for an aggregate purchase price of $10,000,000). MATT Inc. was also granted a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $12.50 per share and a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $15.00 per share. The exercise prices for the warrants are subject to adjustment. MATT Inc. was not an affiliate at the time of the transaction.

On November 20, 2006, we entered into an Amended and Restated Support Agreement with MATT Inc. and a Corporate Sponsorship and Management Services Agreement (the “CSMSA”) with both Mexicans & Americans Thinking Together Foundation, Inc. (the “Organization”) and MATT Inc. The CSMSA provides that we will develop, operate and host the Organization’s website and provide to it all the services necessary to conduct such operations. During the first three years of the term of the CSMSA, the Organization will reimburse us for our costs and expenses in providing these services, not to exceed $500,000 per annum. The CSMSA further provides that we will pay the Organization’s operating costs, up to a cap of $1,200,000 per annum minus our costs and expenses for providing the services described above. Under the Amended and Restated Support Agreement, MATT Inc. has committed to develop advertising revenue for us. The revenue generated pursuant to the Amended and Restated Support Agreement will determine the adjustments made to the exercise prices of the warrants issued pursuant to the Securities Purchase Agreement on October 17, 2006. The Amended and Restated Support Agreement also provides that the MATT Inc. will make a corporate jet available to us for up to 25 hours of use during each year of the Amended and Restated Support Agreement’s term.

Alonso Ancira, a member of our Board of Directors, is also the Chairman of the Board of Directors of MATT Inc. and Altos Hornos de Mexico, S.A.B. de C.V. (“AHMSA”). MATT Inc. is a wholly owned subsidiary of AHMSA. Mr. Ancira is a minority stockholder in Grupo Acerero del Norte S.A. de C.V., the largest stockholder in AHMSA. Mr. Ancira also serves on the Board of Directors of the Organization.

In addition, Robert Stearns, our Chief Executive Officer, authorized a payment to Lionel Sosa, a member of our Board of Directors and Chief Executive Officer of the Organization, of $300,000 for his role in the successful closing of the transactions described above. On January 20, 2007, at our regularly scheduled meeting of the Board of Directors, Mr. Sosa resigned from each of his Board of Directors committee positions and the Board appointed a new independent director, Malcolm Jozoff, to serve as a member of the Board and to replace Mr. Sosa on such committees. See “Management — Information Relating to Corporate Governance and the Board of Directors.”

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

As previously reported in the Company’s Form 8-K/A filed on February 8, 2007, the Company dismissed Ehrhardt Keefe Steiner & Hottman, PC (“EKS&H”) as the Company’s independent registered public accounting firm on January 31, 2007, and engaged Perelson Weiner LLP as its new independent registered public accounting firm on February 8, 2007. The decisions to dismiss EKS&H and to engage Perelson Weiner LLP were both approved by the Company’s Audit Committee of the Board of Directors.

EKS&H’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, and through January 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles or practices. Additionally, during this same time period, there were no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the disagreement in its reports on the Company’s consolidated financial statements for such periods. There were no reportable events, as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during this time period as well.

Perelson Weiner LLP is auditing our financial statements for the fiscal year ended December 31, 2006. Representatives of Perelson Weiner LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit Committee’s Pre-approval Policy

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the principal independent registered public accounting firm. All 2006 and 2005 non-audit services listed above were pre-approved.

Fees Paid to Our Independent Registered Public Accountants in 2005 and 2006

The following fees were paid to the Company’s independent registered public accountants, EKS&H Weiner LLP, for the last two fiscal years:

Type of Service	2005	2006
Audit Fees	$76,000	$265,635
Audit-Related Fees	5,000	181,525
Tax Fees	8,873	14,346

Audit Fees

The aggregate fees billed for audit services for the years ended December 31, 2006 and 2005 were $265,635 and $76,000, respectively. These fees consisted primarily of the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly financial statements included in Form 10-QSB filings, and services related to Commission matters and filings.

Audit-Related Fees

The aggregate fees billed for audit-related services for the year ended December 31, 2006 and 2005 were $181,525 and $5,000, respectively. These fees consisted primarily of the auditor’s review of the Company’s financial statements and reports.

Tax Fees

The aggregate fees billed for tax services for the year ended December 31, 2006 and 2005 were $14,346 and $8,873, respectively. That amount was attributable to tax compliance, tax advice, and tax planning services.

Other Fees

The aggregate fees billed for the year ended December 31, 2006 were $0.

The aggregate fees billed for the year ended December 31, 2005 were $17,303. These fees consist of services related to the filing of a registration statement to register over three (3) million shares of common stock, merger and acquisition activity, and general consulting work in relation to new accounting regulations.

AUDIT COMMITTEE REPORT1

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of disclosure controls and procedures (including internal control over financial reporting) and the qualifications, independence, and performance of its independent registered public accounting firm. It has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our disclosure controls and procedures (including internal control over financial reporting) and the overall quality of our financial reporting.

The Audit Committee, comprised of three independent outside Directors and operating under its written charter, has: (i) reviewed and discussed the audited financial statements with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committees, and SAS No. 90, Audit Committee Communications; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board No. 1, Independence Discussions with Audit Committees; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Commission.

Based on its review and discussions listed above, as well as such other matters deemed relevant and appropriate by it, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 for filing with the Commission.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles (“GAAP”) or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

This report is submitted by the Audit Committee.

Michael D. Matte, Chairman

Malcolm Jozoff

Dr. Jill Syverson-Stork

[1]

Pursuant to Instruction 1 to Item 407(d) of Regulation S-B, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Commission or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-B, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

STOCKHOLDER FOR PRESENTATION AT NEXT ANNUAL

MEETING OF STOCKHOLDERS

For the 2007 Annual Meeting, the deadline for the submission of stockholder proposals or nominations to the Company is May 10, 2007.

If you wish to nominate members to the Board for election at the 2008 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our Amended and Restated Bylaws require that:

•	You notify the Secretary in writing no later than March 30, 2008, which is 90 days prior to the anniversary date of the 2007 Annual Meeting;

•	Your notice to the Secretary contains the specific information set forth in our Amended and Restated Bylaws; and

•	You be a stockholder of record at the time you deliver your notice to the Secretary and be entitled to vote at the meeting of stockholders to which such notice relates.

A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Amended and Restated Bylaws.

If we do not receive notice of any proposal within the time frame specified by our applicable advance notice provisions of our Amended and Restated Bylaws, our management will use its discretionary authority to vote the shares it represents as the Board may recommend.

All proposals and nominations should be sent to Quepasa Corporation, Attention: Secretary, 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260.

DELIVERY OF ANNUAL REPORT AND PROXY STATEMENT TO A SHARED ADDRESS

If you and one or more stockholders of Company stock share the same address, it is possible that only one annual report and proxy statement was delivered to your address. Any registered shareholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may mail a request to receive separate copies to Quepasa Corporation, Attention: Charles B. Mathews 7550 E. Redfield Rd., Suite A, Scottsdale, Arizona 85260 or contact the Company at (480) 348-2665 and the Company will promptly deliver the annual report or proxy statement to you upon your request. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive a single copy may direct their request to the same address and phone number.

APPENDIX A

If Proposal 1, Amendment to the Amended Articles of Incorporation to Classify the Board of Directors, is approved by the requisite number of stockholders at the 2007 Annual Meeting, Article Fifth of the Amended Articles of Incorporation of the Company will be amended to read in its entirety as follows:

“FIFTH. (a) The members of the governing board of the Corporation shall be known as directors. The number of directors shall not be less than one (1) pursuant to NRS Section 78.115. The number (including any increases and decreases) of directors shall be as set forth in the bylaws of the Corporation.

(b) The directors shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II, and Class III; provided, that the directors in each class shall be as nearly equal in number as possible. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director. The classification shall be such that the term of one class shall expire each succeeding year. The terms, classifications, qualifications and election of the Board of Directors and the filling of vacancies thereon shall be as provided herein and in the Bylaws. Each initial director in Class I shall hold office for a term expiring at the 2008 annual meeting of stockholders; each initial director in Class II shall hold office for a term expiring at the 2009 annual meeting of stockholders; and each initial director in Class III shall hold office for a term expiring at the 2010 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Article Fifth, each director shall serve until such director’s successor is duly elected and qualified or until such director’s death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director’s earlier death, resignation or removal. Any vacancies or newly created directorships resulting from any increase in the authorized number of directors shall be filled, for the unexpired term, by the remaining directors, by the affirmative vote of a majority thereof (whether or not a quorum). Any director so chosen shall hold office for the unexpired portion of the term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall have been elected and qualified or until any such director’s earlier death, resignation or removal.

Any director or directors may be removed from office at any time, but only by the affirmative vote, at a duly constituted meeting called for such purpose, of the holders of at least two-thirds of the outstanding shares of each class of shares entitled to vote as a separate class on such matter, but only if such proposal was contained in the notice of such meeting. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director or directors whose removal will be considered at such meeting.

Subsection (b) of this Article Fifth may not be amended unless first approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of each class of shares entitled to vote as a separate class on such matter.

A-1

APPENDIX B

QUEPASA CORPORATION

2006 STOCK INCENTIVE PLAN

EFFECTIVE DATE: SEPTEMBER 19, 2006

APPROVED BY STOCKHOLDERS:                     , 2006

TERMINATION DATE: SEPTEMBER 19, 2016

ARTICLE 1

PURPOSE

1.1 GENERAL. The purpose of the Quepasa Corporation 2006 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Quepasa Corporation (the “Company”) by linking the personal interests of the members of the Board, employees, officers, executives, consultants and advisors to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

EFFECTIVE AND EXPIRATION DATE

2.1 EFFECTIVE DATE. The Plan is effective as of the date the Plan is approved by the Board (the “Effective Date”). Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan is approved by the Company’s stockholders. If the Company’s stockholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

2.2 EXPIRATION DATE. The Plan will expire on, and no Award may be granted under the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3

DEFINITIONS AND CONSTRUCTION

3.1 DEFINITIONS. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Performance-Based Award, or Stock Grant Award granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means and will exist in the following circumstances in which the Participant: (i) is convicted of a felony, (ii) engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) misappropriates trade secrets, customer lists, or other proprietary information belonging to the Company for his or her own benefit or for the benefit of a competitor, (v) engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) fails to perform properly his or her assigned duties.

(e) “Change of Control” means and includes each of the following:

(1) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities to any “Unrelated Person” or “Unrelated Persons” acting in concert with one another. For purposes of this definition, the term “Person” shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a “group” as referred to in Section 13(d)(3) of the Exchange Act). For purposes of this definition, the term “Unrelated Person” shall mean and include any Person other than the Company, or an employee benefit plan of the Company;

(2) A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another;

(3) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least 50% of the combined voting power of the surviving corporation’s then outstanding securities; or

(4) A replacement of the majority of the members of the Board during any 12-month period by individuals whose appointment or election to the Board is not approved by a majority of the Board prior to the date of the appointment or election.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the committee of the Board described in Section 4.1.

(h) “Covered Employee” means an employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

(i) “Disability” means, for purposes of this Plan, that the Participant qualifies to receive long term disability payments under the Company’s long term disability insurance program, as it may be amended from time to time.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the fair market value of Stock on a particular date determined by such reasonable methods or procedures as may be established from time to time by the Committee in good faith. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on any securities exchange on which the Stock is then listed for that date or, if no such prices are reported for that date, the closing price on the next preceding date for which such prices were reported.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means a person who, as a member of the Board, employee, officer, or executive of, or consultant or advisor to, the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

(q) “Performance-Based Awards” means the Performance Share Awards and Restricted Stock Awards granted to select Covered Employees pursuant to Articles 9 and 10, respectively, but which are subject to the terms and conditions set forth in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” pursuant to Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, earnings before interest expense (including interest amortized to cost of sales) and income taxes (“EBIT”), earnings before interest expense (including interest amortized to cost of sales), income taxes, depreciation and amortization (“EBITDA”), revenue growth, operating income, operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, share price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(s) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(t) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(u) “Performance Share Award” means a right granted to a Participant pursuant to Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v) “Plan” means this Quepasa Corporation 2006 Stock Incentive Plan, as amended.

(w) “Restricted Stock Award” means Stock granted to a Participant pursuant to Article 10 that is subject to certain restrictions and to risk of forfeiture.

(x) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 13.

(y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive the appreciation on Stock.

(z) “Stock Grant Award” means the grant of Stock to a Participant under Article 12.

(aa) “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee. If the Board appoints a Committee, it shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an “outside director” pursuant to Section 162(m) of the Code and the regulations issued thereunder.

4.2 ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent registered public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a) designate Participants to receive Awards;

(b) determine the type or types of Awards to be granted to each Participant;

(c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not (i) have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards, or (ii) take any action or fail to take any action with respect to the operation of the Plan that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code;

(e) determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) decide all other matters that must be determined in connection with an Award;

(h) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 DELEGATION OF AUTHORITY TO GRANT AWARDS. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards, and in the event of such delegation, such Chief Executive Officer shall be deemed a one person Committee of the Board. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Option or the price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and such delegation.

4.5 DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment provided in Article 14, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 500,000, plus (i) the number of shares of Stock available for grant pursuant to the Quepasa.com, Inc. Amended and Restated 1998 Stock Option Plan (“Prior Plan”) as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plan and that either terminate, expire, or lapse for any reason after the Effective Date. Notwithstanding the above, the maximum number of shares of Stock that may be awarded as Incentive Stock Options under the Plan is three million.

5.2 LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, to the maximum extent permitted by applicable law or any securities exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. However, for avoidance of doubt, the exercise of a stock-settled SAR or net-cashless exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance hereunder by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise. Also, shares of Stock tendered to pay the exercise price of an Option or to satisfy a tax withholding obligation arising in connection with an Award will not become available for grant or sale under the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 14, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar shall be two million.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 ELIGIBILITY.

(a) General. Persons eligible to participate in this Plan include all members of the Board, employees, officers, and executives of, and consultants and advisors providing services to, the Company or a Subsidiary, as determined by the Committee.

(b) Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 5 of the Plan.

6.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in an Award Agreement, an Option will lapse immediately if a Participant’s employment is terminated for Cause.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant in the form attached to this Plan as Exhibit A. The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2 INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and the terms of any Incentive Stock Options granted pursuant to the Plan must comply with the following additional provisions of this Section 7.2:

(a) Exercise Price. Subject to Section 7.2(d), the exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

(b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) Lapse of Option. An Incentive Stock Option shall lapse pursuant to the following circumstances.

(1) The Incentive Stock Option shall lapse ten years from the date it is granted, unless an earlier time is set in the Award Agreement.

(2) The Incentive Stock Option shall lapse upon termination of employment for Cause or for any other reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement.

(3) If the Participant terminates employment on account of Disability or death before the Option lapses pursuant to paragraph (1) or (2) above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the scheduled termination date of the Option; or (ii) 12 months after the date of the Participant’s termination of employment on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Stock Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(g) Right to Exercise. Except as provided in Section 135, during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant Of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right to Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) the Fair Market Value of a share of Stock on the date of exercise; over

(2) the grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement; provided that the form of consideration payable in settlement of a SAR shall be Stock.

ARTICLE 9

PERFORMANCE SHARES

9.1 GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. Subject to the terms of the Plan, the Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

9.3 OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in a written Performance Share Award Agreement. Unless otherwise provided in an Award Agreement, Performance Shares will lapse immediately if a Participant’s employment is terminated for Cause.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement.

10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock. Unless otherwise provided in an Award Agreement, Restricted Stock will be forfeited immediately if a Participant’s employment is terminated for Cause.

10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1 PURPOSE. The purpose of this Article 11 is to provide the Committee the ability to qualify the Performance Share Awards pursuant to Article 9 and the Restricted Stock Awards pursuant to Article 10 as “performance-based compensation” pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 shall control over any contrary provision contained in Articles 9 or 10.

11.2 APPLICABILITY. This Article 11 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or Performance Share Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

11.3 DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof. Unless otherwise provided in an Award Agreement, Performance-Based Awards will be forfeited if a Participant’s employment is terminated for Cause.

11.4 PAYMENT OF PERFORMANCE AWARDS. Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

11.5 MAXIMUM AWARD PAYABLE. Subject to adjustment provided in Article 14, the maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is two million shares of Stock.

ARTICLE 12

STOCK GRANT AWARDS

12.1 NATURE OF STOCK GRANT AWARDS. A Stock Grant Award is an Award pursuant to which the Committee may, in its sole discretion, grant (or sell at such price as determined by the Committee) shares of Stock to any eligible individual free of any vesting restrictions. Any purchase price for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

12.2 EVIDENCE OF GRANT. All Stock Grant Awards shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

ARTICLE 13

PROVISIONS APPLICABLE TO AWARDS

13.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

13.2 TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

13.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

13.4 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 13.4(b) or Section 13.5, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as provided in Section 13.4(b) or Section 13.5, and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

(b) Transfers to Family Members. The Committee shall have the authority, in its discretion, to grant (or to sanction by way of amendment to an existing Award) Awards which may be transferred by the Participant during his or her lifetime to any Family Member (as defined below). Unless transfers for the Participant have been previously approved by the Committee, a transfer of an Award pursuant hereto may only be affected by the Company at the written request of the Participant. In the event an Award is transferred as contemplated herein, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions herein) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place. For purposes of this Section 13.4(b), the term “Family Member” means spouse and any parent, stepparent, grandparent, child, stepchild, or grandchild, including adoptive relationships or a trust or any other entity in which these persons (or the Participant) have more than 50% of the beneficial interest.

13.5 BENEFICIARIES. Notwithstanding Section 13.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Committee.

13.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

13.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Awards shall automatically become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 14

CHANGES IN CAPITAL STRUCTURE

14.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be appropriately adjusted by the Committee.

14.2 OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

14.3 OUTSTANDING AWARDS – CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

14.4 OUTSTANDING AWARDS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 14, the Committee shall make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent the dilution or enlargement of rights relating to Awards granted under the Plan.

14.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 14), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (D) permits the Committee to reprice previously granted Options, and (iii) no such action shall be taken that would cause all or part of the payment under any Award to be subject to the additional tax under Section 409A of the Code.

15.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 16

GENERAL PROVISIONS

16.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

16.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

16.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

16.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

16.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

16.6 INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

16.8 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

16.9 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

16.12 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Nevada.

16.14 SECTION 409A. If any payments under this Plan are subject to the provisions of Section 409A of the Code, it is intended that the terms of this Plan will comply fully with and meet all the requirements of Section 409A of the Code.